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                                                                EXHIBIT 10.13(c)


                                MANPOWER INC.
                          5301 NORTH IRONWOOD ROAD
                         MILWAUKEE, WISCONSIN  53217







                              February 18, 1997




Mr. Jon F. Chait:

     This letter will confirm our agreement regarding your bonus for 1996 and grant of Credited Shares under the Deferred Stock Plan of Manpower Inc., as amended on this date (the "Plan"):

          1. Notwithstanding the terms of any prior agreements or understandings between us regarding any bonus or incentive bonus, we agree that your bonus for the 1996 calendar will equal $587,769.

          2. You have been granted 6,100 Credited Shares under the Plan, all of which are vested as of this date. The shares of Common Stock of Manpower Inc. to which you are entitled under the terms of the Plan with respect to this grant shall be distributed to you on January 2 of the year following the year in which your employment by Manpower Inc. terminates or, if sooner, upon the occurrence of a Triggering Event (as defined in the Plan). Except as otherwise provided in this letter, this grant of Credited Shares is subject to the terms and conditions of the Plan.


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Mr. Jon F. Chait
February 18, 1997
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     To confirm your agreement with the terms of this letter, kindly sign a copy in the place provided below and return it to us.


                                Sincerely,


                                MANPOWER INC.


                                By: /s/ Mitchell S. Fromstein
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                                   Mitchell S. Fromstein, President and
                                   Chief Executive Officer

I hereby confirm my agreement with
the terms of this letter.


/s/ Jon F. Chait
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Jon F. Chait